Exhibit 10.2

RESCISSION OF RESTICTED SHARE AWARD AGREEMENT

THIS RESCISSION OF RESTRICTED SHARE AWARD AGREEMENT (this “Rescission Agreement”) is entered into and effective this day of , 200 , by and between Lexington Strategic Asset Corp., a Delaware corporation (“LSAC”), and , an individual residing at (the “Executive”). Capitalized terms used herein but not defined herein shall have the meaning set forth in the Award Agreement (as defined below).

WHEREAS, LSAC and the Executive entered into that certain Restricted Share Award Agreement, effective , 200 , by and between LSAC and the Executive (the “Award Agreement”), pursuant to the LSAC 2005 Equity Incentive Compensation Plan (the “Plan”), whereby LSAC sold to the Executive, and the Executive purchased from LSAC, certain restricted shares of common stock of LSAC (“Shares”) at a purchase price of $ per share;

WHEREAS, LSAC and the Executive desire to rescind the Award Agreement, but only to the extent of the number of Shares which the parties agree shall be rescinded hereunder;

WHEREAS, LSAC shall return so much of the purchase price as is described herein as relates to the number of Shares which the Executive hereby agrees to return to LSAC;

WHEREAS, the Executive shall return such Shares pursuant to the terms and conditions hereof; and

WHEREAS, LSAC shall have no further obligations to sell any additional Shares to the Executive as provided for by the Award Agreement;

NOW THEREFORE, the parties hereby agree as follows:

1.            LSAC and the Executive hereby rescind the Award Agreement, but only to the extent it relates to the rights and obligations with respect to the sale by LSAC and the purchase by the Executive of Shares (the “Rescinded Shares”).

2.            LSAC hereby agrees to return, transfer, convey and set over to the Executive an amount equal to $ (the “Refunded Amount”), which is calculated as the purchase price of such Rescinded Shares ($ per share) multiplied by the number of Rescinded Shares. The Executive hereby agrees to return, transfer, convey and set over to LSAC all right, title and interest in and to the Rescinded Shares and any stock certificates which relate thereto.

3.            The parties hereby agree that the Award Agreement is canceled to the extent of the rights and obligations of the Rescinded Shares and the Refunded Amount and shall be treated by LSAC and the Executive as not having been in effect.

4.            LSAC and the Executive hereby acknowledge and agree that the return of the Rescinded Shares and the Refunded Amount and the cancellation of the Award Agreement to the extent of the foregoing shall return LSAC and the Executive to their relative positions had the Award Agreement, to the extent of the foregoing, never been effective.

5.	The Executive hereby represents and warrants that:

(a)

The Executive has not sold, assigned, endorsed, hypothecated, pledged, deposited, or otherwise transferred any of the Rescinded Shares granted to him under the Award Agreement nor has it signed any power of attorney or other document authorizing any other person or persons to do so on his behalf and no other person, entity, or corporation has any ownership interest, right, title or claim in law or equity in the Rescinded Shares granted to the Executive under the Award Agreement.

(b)	There are no outstanding liens, security interests, encumbrances, or the like on the Rescinded Shares granted to the Executive under the Award Agreement.
(c)

There are no attachments or executions levied on the Rescinded Shares granted to the Executive under the Award Agreement and no bankruptcy, insolvency, receivership, or sequestration proceedings are pending against the Executive. No application has been made to the appointment of a committee or guardian for any of the Executive’s property.

6.            Each of the parties hereby agrees to execute, acknowledge and deliver all such instruments and take all such action as shall reasonably be required to effectuate the purposes of this Rescission Agreement and to carry out terms hereof and to ensure that LSAC and the Executive are returned to their relative positions as if the Award Agreement (to the extent of the Rescinded Shares and the Refunded Amount) had never been entered into.

7.            This Rescission Agreement constitutes the entire agreement among the parties with regard to the subject hereof and supersedes any and all prior negotiations, correspondence, understandings and agreements among the parties respecting the subject matter hereof.

8.            The Executive hereby agrees to indemnify, defend and save and keep harmless LSAC and its respective successors and assigns, of, from and against all costs, losses and liability which may arise from any of the foregoing not being true and correct.

9.            This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the principles of the conflict of laws thereunder.

10.          This Rescission Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures appear on the next page]

IN WITNESS WHEREOF, the parties hereto have executed this Rescission Agreement as of the date first above written.

LEXINGTON STRATEGIC ASSET CORP.
By:
Name:
Title:

EXECUTIVE:

Name: